Exhibit 10.1
A.P. PHARMA, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of October 19, 2009 (the “Effective Date”), by and among A.P. Pharma, Inc., a Delaware corporation (the “Company”), and each of those persons and entities, severally and not jointly, listed as a Purchaser on the Schedule of Purchasers attached as Exhibit A hereto (the “Schedule of Purchasers”).  Such persons and entities are hereinafter collectively referred to herein as “Purchasers” and each individually as a “Purchaser.”

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.  AUTHORIZATION OF SALE OF SECURITIES.

The Company has authorized the sale and issuance of up to 13,119,829 shares of its Common Stock, par value $0.01 per share (the “Common Stock”) and warrants in the form of Exhibit B hereto (the “Warrants”) to purchase an aggregate of 3,977,270 shares of Common Stock (each a “Warrant” and collectively the “Warrants”), on the terms and subject to the conditions set forth in this Agreement.  The shares of Common Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”  The Shares and the Warrants are referred to collectively as the “Securities.”

SECTION 2.  AGREEMENT TO SELL AND PURCHASE THE SECURITIES.

2.1           Sale of Securities.  At the First Closing (as defined in Section 3.1), the Company will sell to each Purchaser, and each Purchaser will purchase from the Company, (a) the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $0.88 per Share and (b) a Warrant to purchase the number of shares of Common Stock set forth opposite such Purchaser’s name on the Schedule of Purchasers (such shares of Common Stock, the “Underlying Shares”), which Warrant shall have an exercise price equal to $0.88 per Underlying Share, and which Warrant shall have a purchase price equal to $0.125 per Underlying Share. At the Second Closing (as defined in Section 3.4), each Purchaser may, in its sole discretion, purchase from the Company, and the Company shall sell to each Purchaser, the number of Shares set forth opposite such Purchaser’s name on the Schedule of Purchasers at a purchase price of $0.968 per Share. The Shares available for purchase at the Purchasers’ option in connection with the Second Closing shall have an additional purchase price equal to $0.125 per Share (the “Option Purchase Price”), with such Option Purchase Price to be paid at the First Closing.

2.2           Separate Agreement.  Each Purchaser shall severally, and not jointly, be liable for only the purchase of the Securities that appear on the Schedule of Purchasers that relate to such Purchaser.  The Company’s agreement with each of the Purchasers is a separate agreement, and the sale of Securities to each of the Purchasers is a separate sale.  The obligations of each Purchaser hereunder are expressly not conditioned on the purchase by any or all of the other Purchasers of the Securities such other Purchasers have agreed to purchase.

SECTION 3.  CLOSING AND DELIVERY.

3.1           First Closing.  The Company shall sell and issue an aggregate of up to 7,954,543 Shares and Warrants to purchase an aggregate of 3,977,270 shares of Common Stock at the first closing (the “First Closing”).  The First Closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement shall be held on October 22, 2009  at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025, or on such other date and place as may be agreed to by the Company and the Purchasers (the “First Closing Date”).  At or prior to the First Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the First Closing Date.

3.2           Issuance of the Securities at the First Closing.  At the First Closing, the Company shall issue to each Purchaser (a) stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at such First Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares, including the Option Purchase Price whether or not the Purchasers elect to purchase additional Shares pursuant to Section 3.4 below, and (b) a Warrant registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Underlying Shares as set forth in the Schedule of Purchasers.  The name(s) in which the stock certificates and Warrants are to be issued to each Purchaser are set forth in the Investor Questionnaire and the Selling Stockholder Notice and Questionnaire in the form attached hereto as Appendix I and II (the “Investor Questionnaire” and the “Selling Stockholder Questionnaire,” respectively), as completed by each Purchaser, which shall be provided to the Company no later than the First Closing Date.  The stock certificates and Warrants shall be delivered to each Purchaser promptly following the First Closing Date, but in any event within ten (10) business days following the First Closing Date.

3.3           Delivery of the Registration Rights Agreement.  At the First Closing, the Company and each Purchaser shall execute and deliver the Registration Rights Agreement in the form attached hereto as Appendix III (the “Registration Rights Agreement”), with respect to the registration of the Shares and the Underlying Shares under the Securities Act of 1933, as amended (the “Securities Act”).

3.4            Second Closing.  Each Purchaser, in its sole discretion, may purchase, and the Company shall sell and issue, an aggregate of up to 5,165,286 additional Shares at a subsequent closing (the “Second Closing”).  The Second Closing of the purchase and sale of the Securities (which Securities are set forth in the Schedule of Purchasers) pursuant to this Agreement shall be held on May 14, 2010, or such earlier date as the Purchasers having agreed to purchase a majority of the Shares in the Second Closing mutually agree upon (the “Second Closing Date”), at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, California 94025.  At the Second Closing, the Company shall issue to each Purchaser stock certificates registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the number of Shares to be purchased by such Purchaser at the Second Closing as set forth in the Schedule of Purchasers against payment of the purchase price for such Shares. Each Purchaser shall be entitled to purchase up to its respective Pro-Rata Share (as defined below) of the Shares in the Second Closing.  In addition, any amounts not subscribed to by a Purchaser as part of its Pro-Rata Share (the “Overallotment”) shall be offered to the Purchasers that purchased their respective Pro-Rata Share amounts (the “Overallotment Offering”), for (i) the amount the Purchasers participating in the Overallotment Offering desire to purchase or, (ii) in the case such Purchasers desire to purchase more than the Overallotment, their respective Pro-Rata

Overallotment (as defined below).  Each Purchaser’s “Pro-Rata Share” shall equal that number of shares equal to the product of (x) the aggregate number of shares of Common Stock available for sale in the Second Closing and (y) the Purchaser’s percentage of the total number of shares of Common Stock purchased by it in the First Closing. A Purchaser’s “Pro-Rata Overallotment” in the oversubscribed Overallotment Offering shall be equal to the product of (i) the quotient obtained by dividing (x) the total number of shares of Common Stock purchased by such Purchaser in the Second Closing, by (y) the total number of shares of Common Stock purchased by all Purchasers (including affiliates) in the Second Closing, and (ii) the amount of the Overallotment.  Any Purchaser may have any portion of its Pro-Rata Share and/or its Overallotment Pro-Rata Share allocated among any number of affiliates.  The First Closing and the Second Closing are each referred to herein as a “Closing.” The First Closing Date and the Second Closing Date are each referred to herein as a “Closing Date.”

SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth in the SEC Documents (as defined in Section 4.4) and on the Schedule of Exceptions delivered to the Purchasers concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, the Purchasers as follows:

4.1           Organization and Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in all jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Company Material Adverse Effect”).  The Company has no subsidiaries or equity interest in any other entity.

4.2           Corporate Power; Authorization.  The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement, the Warrant and the Registration Rights Agreement (collectively, the “Transaction Documents”), sell and issue the Securities and carry out and perform all of its obligations under the Transaction Documents.  Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

4.3           Issuance and Delivery of the Securities.  The Securities have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The Underlying Shares have been duly authorized and, upon exercise of the Warrants in accordance with their terms, including payment of the exercise price therefore, will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Securities is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances.  Assuming the accuracy of the representations made by each Purchaser in Section 5, the offer and issuance by the Company of the Securities is exempt from registration under the Securities Act.

4.4           SEC Documents; Financial Statements.  Since January 1, 2008, the Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except where the failure to file would not reasonably be expected to have a Company Material Adverse Effect.  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Documents as of their respective dates contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).

4.5           Capitalization.  All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws.  The authorized capital stock of the Company consists of 100,000,000 shares of common stock and 2,500,000 shares of undesignated Preferred Stock.  As of the Effective Date, there are no shares of Preferred Stock issued and outstanding and there are 31,379,640 shares of Common Stock issued and outstanding, of which no shares are owned by the Company.  There are no other shares of any other class or series of capital stock of the Company issued or outstanding.  The Company has no capital stock reserved for issuance, except that, as of the Effective Date, there are 1,300,198 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2007 Equity Incentive Plan, 288,057 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 2002 Stock Plan, 124,080 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s 1992 Stock Plan, 1,425,000 shares of Common Stock reserved for issuance pursuant to options outstanding on such date pursuant to the Company’s NQO Stock Plan.  There are 200,007 shares of Common Stock available for future issuance under the Company’s 1997 Employee Stock Purchase Plan.  Except as stated above, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  There are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act.  The Company has made available upon request of the Purchasers, a true, correct and complete copy of the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”).

4.6           Litigation.  There are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Company Material Adverse Effect.  The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Company Material Adverse Effect.

4.7           Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement or the Registration Rights Agreement except for (a) the filing of a Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, (b) the approval by The Nasdaq Global Market (the “Principal Market”) of the listing of the Shares and the Underlying Shares and (c) the filing of one or more registration statements and all amendments thereto with the Commission as contemplated by the Registration Rights Agreement.

4.8           No Default or Consents.  Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Securities and the Underlying Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Certificate of Incorporation or the Bylaws, except in each case as would not cause, either individually or in the aggregate, a Company Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9           No Material Adverse Change.  Since December 31, 2008, there have not been any changes in the assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements for the year ended December 31, 2008, except changes which have not had, either individually or in the aggregate, a Company Material Adverse Effect.

4.10           No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Securities.

4.11           Sarbanes-Oxley Act.  To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002, as amended (“SOX”) that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.12           Patents and Trademarks.  To the knowledge of the executive officers of the Company, the Company has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Company Material Adverse Effect (collectively, the “Intellectual Property Rights”).  The Company has not received a written notice that the Intellectual Property Rights used by the Company or any Subsidiary violates or infringes upon the rights of any Person.  To the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.13           Listing and Maintenance Requirements.  The Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. The Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock.  The issuance and sale of the Securities under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to the Purchasers the Securities.

4.14           Contracts.  (a)  Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b)           The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.15           Properties and Assets.  The Company has good and marketable title to all the properties and assets described as owned by it in the Company’s consolidated financial statements, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company.  The Company holds its leased properties under valid and binding leases.  The Company owns or leases all such properties as are necessary to its operations as now conducted.

4.16           Compliance.  The Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Company Material Adverse Effect.

4.17           Taxes.  The Company has filed on a timely basis (giving effect to extensions) all required federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, except where such failure to so timely file or to pay such taxes would not reasonably result in a Company Material Adverse Effect, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Company Material Adverse Effect.  All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.18           Transfer Taxes.  On the applicable Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Securities to be sold to the Purchasers hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.19           Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

4.20           Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, Directors’ and Officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.

4.21           Price of Common Stock.  The Company has not taken, and will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or that might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Common Stock to facilitate the sale or resale of the Shares or the Underlying Shares.

4.22           Governmental Permits, Etc.  The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to posses currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Company Material Adverse Effect.

4.23           Internal Control over Financial Reporting; Sarbanes-Oxley Matters.  The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company is in compliance in all material respects with all applicable provisions of SOX, and the rules and regulations promulgated thereunder.  To the best of the Company’s knowledge, since the end of the Company’s most recent audited fiscal year, there has been no material weakness in the design or operation of the Company’s internal control over financial reporting (whether or not remediated) which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information.

4.24           Foreign Corrupt Practices.  The Company, nor, to the knowledge of any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.25           No Registration Rights.  There are no written contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived in writing or otherwise satisfied) to require the Company to include any securities of the Company in any registration statement contemplated by Section 2 of the Registration Rights Agreement.

SECTION 5.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

    5.1           Each Purchaser, severally and not jointly, represents and warrants to and covenants with the Company that:

(a)    Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Securities contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company.  Such Purchaser recognizes that investing in the Company involves substantial risks, has taken full cognizance of and understands all of the risk factors related to the acquisition of the Securities, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Securities. Such Purchaser has not relied on the Company for any tax or legal advice in connection with the purchase of the Securities. In evaluating the suitability of an investment in the Company, such Purchaser has not relied upon any representations (other than the representations and warranties of the Company set forth in Section 4) or other information from the Company or any of its agents.

(b)           Purchaser is acquiring the Securities pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Securities or any arrangement or understanding with any other persons regarding the distribution of such Securities, except in compliance with Section 5.1(c).

(c)           Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the securities purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)           Purchaser has, in connection with its decision to purchase the Securities, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e)           Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f)           Purchaser has full right, power, authority and capacity to enter into this Agreement and the Registration Rights Agreement and to consummate the transactions contemplated by this Agreement and the Registration Rights Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Registration Rights Agreement.  Upon the execution and delivery of this Agreement and the Registration Rights Agreement by Purchaser, this Agreement and the Registration Rights Agreement shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, (ii) as limited by equitable principles generally, including any specific performance and (iii) with respect to the Registration Rights Agreement, as rights to indemnity or contribution may be limited by state or federal laws or public policy underlying such laws.

(g)           Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer.  Purchaser is not party to any agreement for distribution of any of the Securities.

(h)           The Purchaser shall have completed or caused to be completed and delivered to the Company at no later than the Closing Date, the Investor Questionnaire and the Selling Stockholder Questionnaire for use in preparation of the Registration Statement, and the answers to the Investor Questionnaire and the Selling Stockholder Questionnaire are true and correct in all material respects as of the date of this Agreement and will be true and correct as of the Closing Date and the effective date of the Registration Statement; provided that the Purchasers shall be entitled to update such information by providing notice thereof to the Company before the effective date of such Registration Statement.

5.2           Purchaser represents, warrants and covenants to the Company that Purchaser has not, either directly or indirectly through an affiliate, agent or representative of the Company, engaged in any transaction in the securities of the Company subsequent to June 30, 2009, except as set forth in filings made with the Commission pursuant to Section 16 of the Exchange Act.  Purchaser represents and warrants to and covenants with the Company that Purchaser has not, since January 1, 2009, engaged and will not engage in any short sales of the Company’s Common Stock prior to the effectiveness of the Registration Statement (either directly or indirectly through an affiliate, agent or representative).

5.3           Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice.  Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

5.4           Legends.  It is understood that the Shares and the Underlying Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

It is understood that the Warrants may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS.”

In addition stock certificates representing the Securities or the Underlying Shares may contain:

(a)           Any legend required by the laws of the State of California, including any legend required by the California Department of Corporations.

(b)           Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Securities or Underlying Shares hereunder.

(c)           A legend regarding affiliate status, if applicable.

5.5           Restricted Securities.  Notwithstanding any other provision of this Section 5, each Purchaser covenants that the Securities and the Underlying Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities and Underlying Shares may be disposed of only pursuant to an effective registration statement under, and in compliance with the requirements of, the Securities Act, or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, and in compliance with any applicable state and federal securities laws. In connection with any transfer of the Securities or the Underlying Shares other than (i) pursuant to an effective registration statement, (ii) to the Company, (iii) pursuant to Rule 144 (provided that the Purchaser provides the Company with reasonable assurances (in the form of seller and broker representation letters) that the securities may be sold pursuant to such rule), or (iv) in connection with a bona fide pledge, the Company may require the transferor thereof to provide to the Company and/or the transfer agent such evidence satisfactory to counsel to the Company that such transfer does not require registration of such transferred Securities or Underlying Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and the Warrant, if applicable, and shall have the rights of a Purchaser under this Agreement and the Registration Rights Agreement applicable to the transferring Purchaser.  Such Purchaser also represents that it is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

SECTION 6.  CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Securities and deliver Securities to each Purchaser, individually, as set forth in the Schedule of Purchasers at the applicable Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1           Receipt of Payment.  The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the number of Securities being purchased by such Purchaser at the applicable Closing as set forth in the Schedule of Purchasers.

6.2           Representations and Warranties.  The representations and warranties made by such Purchaser in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the applicable Closing Date.

6.3           Receipt of Executed Documents.  Such Purchaser shall have executed and delivered to the Company the Registration Rights Agreement, the Investor Questionnaire and the Selling Stockholder Questionnaire on or before the First Closing Date.

6.4           Nasdaq Approval.  The Shares and the Underlying Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance, on or before the First Closing Date.

SECTION 7.  CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Securities and to pay for the Securities shall be subject to the following conditions to the extent not waived by such Purchaser:

7.1           Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the applicable Closing Date.

7.2           Receipt of Executed Registration Rights Agreement.  The Company shall have executed and delivered to the Purchasers the Registration Rights Agreement on or before the First Closing Date.

7.3           Legal Opinion.  The Purchasers shall have received an opinion of Latham & Watkins LLP, special counsel to the Company, substantially in the form set forth in Appendix IV hereto and dated as of the First Closing Date.

7.4           Consents and Waivers.  The Company shall have obtained any and all consents and waivers necessary or appropriate for consummation of the transactions contemplated by this Agreement on or before the First Closing Date.

7.5           Certificate.  Each Purchaser shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the applicable Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.6           Good Standing.  The Company is validly existing as a corporation in good standing under the laws of Delaware as of the applicable Closing Date.

7.7           Nasdaq Approval.  The Shares and the Underlying Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance, on or before the First Closing Date.

7.8           Insurance.  On or before the First Closing Date, the Company shall have obtained from a financially sound and reputable insurer, and shall thereafter maintain, director and officer liability insurance with coverage of at least $10 million.

7.9           Amendment of Preferred Shares Rights Agreement.  The Company shall have amended that certain Preferred Shares Rights Agreement dated as of December 18, 2006 and amended on October 1, 2008 (the “Rights Agreement”), in which an “Acquiring Person” (as defined in the Rights Agreement) may not beneficially own (as determined pursuant to the terms of the Rights Agreement) more than 20% of the Company’s outstanding Common Stock, (i) to allow Tang Capital or its affiliates or associates to beneficially own up to 34% of the Company’s outstanding Common Stock and (ii) to allow Baker Brothers Investments or its affiliates or associates  (“Baker”) to beneficially own up to 30% of the Company’s outstanding Common Stock.

7.10           Board Observer.  The Company shall have taken all action to authorize Baker to appoint a board observer (the “Baker Observer”) with the rights set forth in Section 8.3 of this Agreement.  The Baker Observer and the Company shall have executed an observer rights agreement in the form substantially attached hereto as Appendix V.

SECTION 8.  POST-CLOSING COVENANTS.

8.1           Restrictions on Strategic Decisions Involving APF530.  The Company agrees for a period of sixty (60) days following the First Closing Date not to, without the consent of a majority of the Purchasers and Baker, make any material strategic decisions involving its APF530 product candidate, provided that the Company shall be entitled to make decisions involving APF530 to the extent necessary to respond to or comply with any applicable laws and regulations, including any procedures, rules and regulations set forth by the U.S. Food and Drug Administration so long as the Company provides prior written notice of any such decisions to the Purchasers.

8.2           Baker Director Designee.  It is the intention of the parties that Baker shall have the right to designate a representative (the “Baker Director Designee”) to the board of directors of the Company as soon as practicable after the First Closing and no later than December 31, 2009.  The Company shall cause the Baker Director Designee to be promptly appointed or elected to the board of directors of the Company including, if necessary, by amending its Bylaws to increase the number of authorized directors to enable the Baker Director Designee to be elected or appointed by the board of directors of the Company to the vacant seat created thereby.  The Baker Director Designee shall meet the independent director qualification standards under applicable rules of the SEC and the Principal Market and such Baker Director Designee shall be acceptable to the majority of board of directors of the Company, with such acceptance not to be unreasonably withheld.  Following the appointment of the Baker Director Designee pursuant to this Section 8.2, the Company’s board of directors shall consist of (a) the chairman of the board of directors, initially Paul Goddard, Ph.D., (b) one (1) member of the Company’s senior management, initially Ronald Prentki, (b) one (1) designee of Tang Capital Management, LLC (“Tang Capital”), initially Kevin C. Tang, (d) three (3) incumbent members of the board of directors, initially Toby Rosenblatt, Gregory Turnbull and Robert Zerbe, M.D. and (e) the Baker Director Designee.

8.3           Observer Rights.  The parties to this Agreement agree that Baker shall have the right to designate one observer (the “Baker Observer”), who shall have the right to attend all regular, special and telephonic meetings of the board of directors of the Company, and to receive materials sent to the members of the board of directors in their capacity as such, until May 14, 2010 (the “Observer Period”), unless Baker notifies the Company in writing that it wishes to suspend such observer rights.  The Company agrees to give the Baker Observer, during the Observer Period, notice of such meetings, by telecopy or by such other means as such notices are delivered to the members of the Company’s board of directors, at the same time notice is provided or delivered to the board of directors.

8.4           Second Baker Director Designee.  In the event Baker purchases no less than all of the Shares allocated to it as set forth on Exhibit A attached hereto in such Second Closing, Baker shall have the right to designate an additional representative (the “Second Baker Director Designee”) to the board of directors of the Company concurrently with the Second Closing.  The Company shall cause the Second Baker Director Designee to be promptly appointed or elected to the board of directors of the Company including, if necessary, by securing the resignation of an incumbent director as necessary to enable the Second Baker Director Designee to be elected or appointed by the board of directors of the Company to the vacant seat created thereby.  The Second Baker Director Designee shall be acceptable to the majority of the board of directors of the Company, with such acceptance not to be unreasonably withheld.  The Company acknowledges that the majority of the board of directors deem Felix Baker and Kelvin Neu to be acceptable appointees to be the Second Baker Director Designee.  Following the appointment of the Baker Director Designee pursuant to this Section 8.4, the Company’s board of directors shall consist of (a) the chairman of the board of directors, initially Paul Goddard, Ph.D., (b) one (1) member of the Company’s senior management, initially Ronald Prentki, (b) one (1) designee of Tang Capital, initially Kevin C. Tang, (d) two (2) incumbent members of the board of directors, (e) the Baker Director Designee and (f) the Second Baker Director Designee.

8.5           Removal of Legends.

The legend set forth in Section 5.4 shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares or Underlying Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares or Underlying Shares are registered for resale (provided that the Purchaser agrees to only sell such Shares or Underlying Shares when, and as permitted, by the effective registration statement permitting such resale), (ii) such Shares or Underlying Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (iii) such Shares or Underlying Shares are eligible for sale under Rule 144 following the expiration of the one-year holding requirement under subparagraphs (b)(1)(i) and (d) thereof (if the transferor is not an affiliate of the Company).  Any fees (with respect to the transfer agent, Company counsel or otherwise) associated with the removal of such legend shall be borne by the Company.  Following the date on which the initial Registration Statement required by Section 2 of the Registration Rights Agreement applicable to such Purchaser is first declared effective by the SEC, or at such earlier time as a legend is no longer required for certain Shares or Underlying Shares, the Company will no later than three (3) trading days following the delivery by a Purchaser to the Company or the transfer agent (with notice to the Company) of (i) a legended certificate representing such Shares or Underlying Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer) or (ii) an Exercise Notice in the manner stated in the Warrants to effect the exercise of such Warrant in accordance with its terms, deliver or cause to be delivered to such Purchaser or the transferee of such Purchaser, as applicable, a certificate representing such Shares or Underlying Shares that is free from all restrictive and other legends.  Certificates for Shares or Underlying Shares subject to legend removal hereunder may be transmitted by the transfer agent to the Purchasers by crediting the account of the Purchaser’s prime broker with DTC.

SECTION 9.  BROKER’S FEE.

The Company and each Purchaser (severally and not jointly) hereby represent that there are no brokers or finders entitled to compensation in connection with the sale of the Securities, and shall indemnify each other for any such fees for which they are responsible.

SECTION 10.  INDEMNIFICATION.

10.1           Indemnification by the Company.  The Company agrees to indemnify and hold harmless each of the Purchasers and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 6 above respecting sale of the Securities (including the Warrant Shares), or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

10.2           Indemnification by Investors.  Each Purchaser shall severally, and not jointly, indemnify and hold harmless the other Purchasers and the Company, each of its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by such Purchaser to comply with the covenants and agreements contained in Section 5.1 and 5.2 above respecting the sale of the Securities (including the Warrant Shares) or (ii) the inaccuracy of any representation made by such Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  No Purchaser shall be liable for the indemnification obligations of any other Purchaser.

SECTION 11.  ACCESS TO INFORMATION.

From the date hereof until the Closing, the Company will make reasonably available to the Purchasers’ representatives, consultants and their respective counsels for inspection, such information and documents as the Purchasers reasonably request, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

SECTION 12.  USE OF PURCHASERS’ NAMES.

Except as otherwise required by applicable law or regulation, the Company shall not use the Purchasers’ names or the name of any of their affiliates in any advertisement, announcement, press release or other similar public communication unless it has received the prior written consent of the applicable Purchaser for the specific use contemplated which consent shall not be unreasonably withheld.

SECTION 13.  NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)         if to the Company, to:

A.P. Pharma, Inc.
123 Saginaw Drive
Redwood City, California 94063
Attention: Chief Financial Officer
Facsimile:  (650) 365-6490
E-Mail:  jwhelan@appharma.com

with a copy to:

Latham & Watkins LLP
140 Scott Drive
Menlo Park, California  94025
Attention:  Alan C. Mendelson
Facsimile:  (650) 463-4693
E-Mail:  alan.mendelson@lw.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)       if to the Purchasers, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 14.  MISCELLANEOUS.

14.1           Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Securities.

14.2           Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

14.3           Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

14.4           Governing Law.  This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.

14.5           Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.6           Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

14.7           Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

14.8           Payment of Fees and Expenses.

(a)           On the First Closing Date, the Company shall reimburse Baker for all expenses Baker has incurred as of such date in connection with this Agreement and the transactions contemplated hereby, including consulting, accounting and reasonable legal fees.

(b)           The Company shall promptly reimburse Baker for all expenses Baker incurs after the First Closing Date in connection with any amendment or waiver or, or enforcement of this Agreement, the Warrants or the Registration Rights Agreement, including consulting, accounting and reasonable legal fees, provided that the expenses to be reimbursed by the Company pursuant to Sections 14(a) and 14(b) shall not exceed $50,000 in the aggregate.

(c)           Subject to the provisions of Section 14.8(a) and (b) above, the Company and the Purchasers shall bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby, except that the expenses incurred in connection with the Registration Rights Agreement shall be borne by the Company as set forth therein.  If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

A.P. PHARMA, INC.

By:  /s/ Ronald J. Prentki
Name:  Ronald J. Prentki
Title:  President & CEO

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASERS:

667, L.P.	667, L.P.
/s/ Felix Baker	/s/ Felix Baker
By: Baker Biotech Capital, L.P. (general partner) By: Baker Biotech Capital (GP), LLC (general partner) By: Felix Baker, Ph.D., Managing Member	By: Baker Biotech Capital, L.P. (general partner) By: Baker Biotech Capital (GP), LLC (general partner) By: Felix Baker, Ph.D., Managing Member

BAKER BROTHERS LIFE SCIENCES, L.P. 14159, L.P.
/s/ Felix Baker	/s/ Felix Baker
By: Baker Biotech Capital, L.P. (general partner) By: Baker Biotech Capital (GP), LLC (general partner) By: Felix Baker, Ph.D., Managing Member	By: Baker Biotech Capital, L.P. (general partner) By: Baker Biotech Capital (GP), LLC (general partner) By: Felix Baker, Ph.D., Managing Member

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASERS:

        TANG CAPITAL PARTNERS, L.P.
/s/ Kevin Tang
Name: Kevin Tang Title: Managing Director

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASERS:

        BOXER CAPITAL, LLC
/s/ Chris Fuglesang
Name: Chris Fuglesang Title: Member

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

PURCHASERS:

                           DEERFIELD SPECIAL SITUATIONS FUNDS INTERNATIONAL, LTD.
/s/ Darren Levine
Name: Darren Levine Title: CFO

                                                                 DEERFIELD SPECIAL SITUATIONS FUNDS, LP
/s/ Darren Levine
Name: Darren Levine Title: CFO

SIGNATURE PAGE TO SECURITIES PURCHASE AGREEMENT

EXHIBIT A
SCHEDULE OF PURCHASERS

FIRST CLOSING

Name and Address	Number of Shares	Aggregate Purchase Price of Shares	Number of Warrants	Aggregate Purchase Price of Warrants	Aggregate Option Purchase Price
667, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	403,025	$354,662.00	201,512	$25,189.00	$32,713.00
667, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	324,880	$285,894.40	162,440	$20,305.00	$26,370.13
Baker Brothers Life Sciences, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	3,160,131	$2,780,915.28	1,580,066	$197,508.25	$256,504.13
14159, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	89,236	$78,527.68	44,618	$5,577.25	$7,243.25
Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121 Attention: Kevin Tang	2,443,181	$2,149,999.28	1,221,590	$152,698.75	$198,310.13
Boxer Capital, LLC 445 Marine View Ave, Suite 100 Del Mar, CA 92014 Attention: Christopher Fuglesang	1,022,727	$899,999.76	511,363	$63,920.38	$83,013.50
Deerfield Special Situations Fund International, Ltd. 780 3rd Ave. 37th Floor New York, NY 10017 Attention: Darren Levine	326,250	$287,100.00	163,124	$20,390.50	$26,481.25
Deerfield Special Situations Fund, LP 780 3rd Ave 37th Floor New York, NY 10017 Attention: Darren Levine	185,113	$162,899.44	92,557	$11,569.63	$15,025.38

SECOND CLOSING

Name and Address	Number of Shares	Aggregate Purchase Price of Shares
667, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	261,704	$253,329.47
667, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	210,960	$204,210.25
Baker Brothers Life Sciences, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	2,052,033	$1,986,367.94
14159, L.P. 667 Madison Ave 21st Floor New York, NY 10065 Attention: Leo Kirby	57,946	$56,091.73
Tang Capital Partners, LP 4401 Eastgate Mall San Diego, CA 92121 Attention: Kevin Tang	1,586,481	$1,535,713.61
Boxer Capital, LLC 445 Marine View Ave, Suite 100 Del Mar, CA 92014 Attention: Christopher Fuglesang	664,108	$642,856.54
Deerfield Special Situations Fund International, Ltd. 780 3rd Ave. 37th Floor New York, NY 10017 Attention: Darren Levine	211,850	$205,070.80
Deerfield Special Situations Fund, LP 780 3rd Ave 37th Floor New York, NY 10017 Attention: Darren Levine	120,203	$116,356.50